                                                                     EXHIBIT 5.1

                                 JONES, WALKER
                              WAECHTER, POITEVENT
                           CARRERE & DENEGRE, L.L.P.





                                January 9, 1998

Horizon Offshore, Inc.
2500 City West Boulevard
Suite 2200
Houston, Texas 77042

                RE:     Horizon Offshore, Inc.
                        Registration Statement on Form S-1
                        registering up to $92,000,000 of shares of Common Stock

Gentlemen:

        We have acted as your counsel in connection with the preparation of the registration statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on the date hereof, with respect to the registration of shares of Common Stock, $1.00 par value per share (the "Shares"), of Horizon Offshore, Inc. having an aggregate initial public offering price of up to $92,000,000.

        In so acting, we have examined originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

        Based upon the foregoing, we are of the opinion that the Shares, when issued and sold upon the terms described in the Registration Statement, will be validly issued and outstanding, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included therein under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /S/ JONES, WALKER, WAECHTER, POITEVENT,
                                        CARRERE & DENEGRE
                                        JONES, WALKER, WAECHTER, POITEVENT,
                                        CARRERE & DENEGRE, L.L.P.